EXHIBIT 21.1

                                  SUBSIDIARIES

As of December 31, 2006, the following were the Registrant's significant operating subsidiaries:


Name:   Global Hotline, Inc.

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by IA Global, Inc.


Name:   Inforidge Co Ltd

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Global Hotline, Inc.


Name:   IA Partners Co Ltd

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Global Hotline, Inc.

Name:   SG Telecom, Inc.

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Global Hotline, Inc.